Exhibit 10.1

second AMENDMENT

TO

amended and restated operating AGREEMENT

This SECOND AMENDMENT (this “Amendment”) to the Amended and Restated Operating Agreement (the “Agreement”) of LM Capital Solutions, LLC (the “Company”) is made and entered into as of July 17, 2020, by and among the Company, AZOKKB, LLC (formerly known as LuxeMark Capital LLC), a New York limited liability company (the “Rollover Member”), CCUR Holdings, Inc., a Delaware corporation (the “CCUR Investor”) and the members of the Board of Managers of the Company. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company, the CCUR Investor and the Rollover Member desire to amend the Agreement to, among other things, (a) effect a reorganization pursuant to which, following such reorganization, the CCUR Investor shall hold 51% of the issued and outstanding Class A Units and the Rollover Member shall hold 49% of the issued and outstanding Class A Units (the “Reorganization”), (b) provide for equitable responsibility among the Members for the Company’s continuing real property lease obligations and (c) grant to the Rollover Member, subject to certain terms and conditions, an option to purchase all of the Class A Units of the CCUR Investor; and

WHEREAS, pursuant to Section 18.1 of the Agreement, the Agreement may be amended in writing, which writing is approved by the Company’s Board of Managers and CCUR Holdings, Inc. (the “CCUR Investor”); and

WHEREAS, the Rollover Member joins in on this Amendment in order to evidence its consent to the actions and agreement to the amendments contained herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.                   Distribution of Net Cash Flow. The parties hereto agree that within five (5) business days following the date hereof, the Company shall make a distribution of net cash flow pursuant to Section 5.1(b) of the Agreement to the CCUR Investor and the Rollover Member (collectively, the “Members”) in an aggregate amount equal to $1,572,000, less any amounts previously distributed to the Members with respect to the period from January 1, 2020 through the date hereof, which represents the amount its net cash flow from January 1, 2020 to May 31, 2020 (the “Distributed Period”), which shall be distributed in accordance with the respective ownership of Class A Units of the Members before giving effect to the Redemption contemplated by Section 2 of this Amendment. The Members agree that, upon the making of such distribution, the Company shall not be obligated, and the Members shall have no rights to any further Distributions with respect to the Distributed Period. For the avoidance of doubt, net cash flow for the period from the end of the Distributed Period until and including the date hereof shall be distributed in accordance with Section 5.1(b) of the Agreement and in accordance with the respective ownership of the Class A Units of the Members before giving effect to the Redemption contemplated by Section 2 of this Amendment.

2.                   Redemption of Class A Units. As of the date hereof, the Company hereby redeems 5,918.3673 Class A Units from the CCUR Investor, such that the ownership of the Company is as set forth on Exhibit 3.1 hereto (the “Redemption”). Exhibit 3.1 to the Agreement is hereby amended by deleting it in its entirety and substituting Exhibit 3.1 to this Amendment in lieu thereof.

3.                   Option to Purchase. A new Section 12.5 is hereby added to the Agreement and shall read as follows:

“Section 12.5. Rollover Member Option to Purchase. Subject to the limitations and conditions described herein, upon the repayment in full of all principal, accrued and unpaid interest and all fees and expenses under, contemplated by or associated with the Investor Note or the repayment thereof (the “Investor Note Repayment Date”), from the date of the Investor Note Repayment Date until the date that is two (2) years after the Investor Note Repayment Date (such period, the “Option Exercise Period”), the Rollover Member shall have the right to purchase all of the CCUR Investor Units from the CCUR Investor for the price of One Dollar ($1) by delivering notice to the CCUR Investor of the exercise of such right during the Option Exercise Period. Within sixty (60) days following the delivery of the notice contemplated by the preceding sentence, the Rollover Member shall make payment of the purchase price in immediately available funds to such account or accounts as may be designated by the CCUR Investor and shall execute documentation reasonably satisfactory to the CCUR Investor to consummate the purchase of the CCUR Investor Units. In connection with the purchase of the CCUR Investor Units, the parties will work together in good faith to negotiate an appropriate release by the Rollover Member and the Company of the CCUR Investor and its Affiliates mutually agreeable to the CCUR Investor and the Rollover Member (which release, for the avoidance of doubt, shall not include a release with respect to such purchase documentation).

4.                   The following definitions shall be added in Article I of the Agreement in such respective locations as is proper for the definitions in the Agreement to be organized alphabetically:

“Investor Note” means that Master Promissory Note (Demand) by and between the CCUR Investor and the Company, dated as of February 13, 2019, as amended.

“Investor Note Repayment Date” has the meaning set forth in Section 12.5.

“Option Exercise Period” has the meaning set forth in Section 12.5.

“Second Amendment Date” means July 17, 2020.

5.                   Amendment to the Investor Note. Pursuant to Section 3.8(c) of the Agreement, the Rollover Member has a right to consent to an amendment of an agreement or transaction with an Affiliate of the Company. As of even date hereof, the Company is entering into an Amendment to that certain Master Promissory Note (Demand) by and between the CCUR Investor and the Company, dated as of February 13, 2019, as amended (the “Amendment to Note”). As the CCUR Investor may be deemed an Affiliate of the Company under Section 3.8(c) of the Agreement, the Rollover Member hereby consents to the Company entering into the Amendment to Note, and the parties hereto hereby agree that such consent shall meet the requirements of Section 3.8(c) of the Agreement.

6.                   Effect of Amendment. This Amendment shall not constitute an amendment of any provision of the Agreement not expressly amended herein and shall not be construed as an amendment, waiver or consent except as expressly stated herein. The provisions and agreements set forth herein shall not establish a custom or course of dealing or conduct between the parties hereto. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

7.                   Reference to the Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment.

8.                   Miscellaneous. This Amendment may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto. This Amendment and all disputes or controversies arising out of or related to this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles. The provisions of Article 19 of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:	LM CAPITAL SOLUTIONS, LLC By: /s/ Igor Volshteyn Name: Igor Volshteyn Title: President
CLASS A MEMBERS:	CCUR HOLDINGS, INC. By: /s/ Igor Volshteyn Name: Igor Volshteyn Title: COO/President
AZOKKB, LLC By: /s/ Avraham Zeines Name: Avraham Zeines Title: Member
BOARD OF MANAGERS	/s/ Igor Volshteyn
Igor Volshteyn
/s/ Warren Sutherland
Warren Sutherland
/s/ Oskar Kowalski
Oskar Kowalski

Exhibit 3.1

UNIT HOLDERS OF THE COMPANY

Unit Holder	Number and Class of Units Held	Capital Contribution
CCUR Holdings, Inc.	2,081.6327 Class A Units	$1,198,161.00 (cash)
AZOKKB, LLC	2,000 Class A Units	$299,540.25 (in kind)